UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):   November 2, 2010 (October 27, 2010)
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MAGNUM HUNTER RESOURCES CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On October 27, 2010, Magnum Hunter Resources Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the stockholders were asked to approve the following:

1.	Proposal I: Approve an amendment to the Company’s Bylaws for purposes of establishing a classified board of directors with fixed terms, whereby one-third of directors are elected annually.

2.
Proposal II: Elect the nine director nominees named in the Company’s proxy statement.  If Proposal I was approved, the directors elected to Class I would serve for a term until the 2011 annual meeting of stockholders, the directors elected to Class II would serve for a term until the 2012 annual meeting of stockholders, and the directors elected to Class III would serve for a term until the 2013 annual meeting of stockholders; or, if Proposal I was not approved, all nine directors would serve until the 2011 annual meeting of stockholders or until their respective successors are duly elected and qualified.

3.
Proposal III: Approve an amendment to the Company’s Certificate of Incorporation that would increase the Company’s authorized number of shares of Common Stock to One Hundred Fifty Million (150,000,000).

4.	Proposal IV: Approve an amendment to the Company’s Certificate of Incorporation that would increase the Company’s authorized number of shares of Preferred Stock to Fifty Million (50,000,000).

5.
Proposal V: Approve the Magnum Hunter Resources Corporation Stock Incentive Plan, an amendment and restatement of the Company’s 2006 Stock Incentive Plan, as described in the Company’s proxy statement.

6.	Proposal VI: Ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

These proposals were more fully described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on September 3, 2010.

The certified results of the vote on the proposals at the Annual Meeting are as follows:

Common Stockholders

TOTAL SHARES VOTED	FOR	AGAINST	ABSTAIN	WITHHELD	BROKER NON-VOTES
Proposal I	25,133,152	17,645,415	21,230		12,052,740
Proposal II	39,449,164			3,350,633	12,052,740
Wayne P. Hall	39,140,976			3,658,821
Brad Bynum	38,136,026			4,663,771
J. Raleigh Bailes, Sr.	39,448,164			3,351,633
Ronald D. Ormand	37,842,664			4,957,133
Steven A. Pfeifer	38,136,026			4,663,771
Jeff Swanson	38,137,026			4,662,771
Gary C. Evans	38,765,371			4,034,426
Gary L. Hall	39,138,976			3,660,821
Joe L. McClaugherty	36,834,362			5,965,435
Proposal III	48,484,198	6,171,682	196,657
Proposal IV	30,100,648	12,676,112	23,037		12,052,740
Proposal V	29,022,788	13,559,531	217,478		12,052,740
Proposal VI	51,448,430	3,209,265	194,842

Preferred Stockholders

TOTAL SHARES VOTED	FOR	AGAINST	ABSTAIN
Proposal IV	359,919	16,505	4,165

Pursuant to Proposal II, all nine director nominees were elected to serve for a term until the 2011 annual meeting of stockholders. Proposals III, V and VI were approved. Proposals I and IV were not approved.

As a result of the approval of Proposal III, the Company’s Certificate of Incorporation will be amended to reflect the increase in the number of authorized shares of common stock. This change will take effect upon the filing by the Company of the certificate of amendment to the Certificate of Incorporation with the Delaware Secretary of State. A copy of such certificate of amendment is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description

99.1 99.2 99.3
Certificate of Amendment of the Certificate of Incorporation of  Magnum Hunter Resources Corporation
Certificate of Elimination of Series A Convertible Preferred Stock of Magnum Hunter Resources Corporation
Certificate of Elimination of Series B Redeemable Convertible Preferred Stock of Magnum Hunter Resources Corporation

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: November 2, 2010	By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Chairman and Chief Executive Officer